Exhibit 32
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”), and Kent P. Ainsworth, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.	The Company’s Annual Report on Form 10-K for the period ended December 30, 2005, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2006	/s/ Martin M. Koffel

Martin M. Koffel
Chief Executive Officer

Date: March 15, 2006	/s/ Kent P. Ainsworth

Kent P. Ainsworth
Chief Financial Officer